Exhibit 3

form of 2023 convertible note

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS CONVERTIBLE NOTE MUST NOT TRADE THE CAPITAL STOCK obtained hereunder BEFORE [Insert 4 months and 1 day after the Date HEREOF].

THIS CONVERTIBLE LOAN NOTE AND THE CAPITAL STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “Securities ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES. THIS CONVERTIBLE LOAN NOTE AND THE CAPITAL STOCK ISSUABLE UPON THE CONVERSION HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE NOTE

$	_______, 2023

FOR VALUE RECEIVED, the undersigned (collectively, “Borrowers”), hereby jointly and severally promise to pay to _________________________ (together with its successors and assigns, “Lender”), at the office of Administrative Agent (as defined below), the sum of the maximum principal sum of __________ ($__________) plus all PIK Interest (as defined in that certain Credit Agreement dated as of March 25, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), among Borrowers, the other Credit Parties from time to time party thereto, Lender and the other lenders from time to time party thereto and CHICAGO ATLANTIC ADMIN, LLC, as administrative agent for the lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Secured Parties) accruing at the Convertible Note PIK Interest Rate with respect to the Convertible Note Loans made by Lender or, if less, the sum of the aggregate unpaid principal amount of the Convertible Note Loans made by Lender to Borrowers pursuant to the Credit Agreement plus all PIK Interest accruing at the Convertible Note PIK Interest Rate with respect to the Convertible Note Loans made by Lender, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.

1. Payment of Interest. Borrowers hereby, jointly and severally, promise to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

2. Conversion.

(a) At any time by written notice to Parent, Lender may, in its sole and absolute discretion, elect to convert the outstanding principal amount of this Convertible Note (this “Note”) plus all PIK Interest accruing at the Convertible Note PIK Interest Rate with respect to the Convertible Note Loans made by Lender and all other accrued but unpaid interest with respect thereto into that number of shares of Subordinate Voting Shares of Parent determined by dividing the outstanding principal amount plus all accrued but unpaid interest of this Note on the date of such conversion by a conversion price (the “Conversion Price”) equal to the lesser of (i) $0.145 and (ii) a 20.00% premium on the 30-day (or, if 30 days is not approved by the CSE, the maximum number of days the CSE approves) volume weighted average price, calculated as of the trading day prior to the date on which each Convertible Note Loan is advanced, in each instance as determined using the opening and closing quoted prices on the CSE and converted to Dollar equivalent values at the closing spot rate quoted by the Bank of Canada on each such trading day. If clause (i) is not permitted by applicable securities regulations, then only clause (ii) shall apply. The rights of conversion set forth in this Note and in all other Convertible Notes shall be exercised in whole, and not in part, on the same date.

(b) Notwithstanding anything in this Note to the contrary, any (i) Subordinated Voting Shares, (ii) dividends, (iii) distributions, (iv) shares or other securities or property in connection with a Capital Reorganization or (v) other amounts or property (other than any payment of interest due with respect to the Convertible Note Loans, which shall be paid to Lender), in each case, to be delivered or paid to Lender pursuant to this Note shall be delivered or paid by Parent to Lender, or to such other Person or Persons designated by Lender. If such delivery is of Subordinated Voting Shares, such delivery shall be in the form of either, at the option of Lender or such Person or Persons, a certificate or certificates or direct registration system (DRS) Advice(s) representing such Subordinate Voting Shares and register such certificate or certificates or DRS Advice(s) in the name of such recipient(s).

(c) If the conversion of this Note would result in the issuance of a fractional share, Parent shall, in lieu of issuance of any fractional share, pay Lender, or to such other Person or Persons as designated by Lender, a sum in cash equal to the product resulting from multiplying the then current fair market value of one Subordinate Voting Share of Parent by such fraction.

3. Adjustment to Conversion Price and Number of Subordinate Voting Shares of Parent Issuable upon Conversion of this Note. The Conversion Price and the number of Subordinate Voting Shares of Parent issuable to Lender upon conversion of this Note shall be subject to adjustment from time to time as follows:

(a) If, at any time prior to the Convertible Note Maturity Date, Parent shall:

(i) subdivide, redivide or change its then outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares of Parent;

(ii) consolidate, reduce or combine its then outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares of Parent; or

(iii) fix a record date for the issue of, or issue, Subordinate Voting Shares of Parent, or any securities of Parent (other than the Warrant Agreements issuable pursuant to the Credit Agreement), directly or indirectly, convertible into or exchangeable for Subordinate Voting Shares of Parent (“Convertible Securities”), to all or substantially all of the holders of Subordinate Voting Shares of Parent as a stock dividend or other distribution (other than a dividend paid in the ordinary course or Subordinate Voting Shares of Parent received, at the holder’s option, in lieu of a cash dividend paid in the ordinary course);

(any such event being referred to as a “Subordinate Voting Share Reorganization”), the Conversion Price shall be adjusted, effective immediately after the effective date or record date at which holders of Subordinate Voting Shares of Parent are determined for purposes of the Subordinate Voting Share Reorganization, by multiplying the Conversion Price in effect immediately prior to such effective date or record date, by a fraction of which:

(A) the numerator shall be the total number of Subordinate Voting Shares of Parent outstanding on such date before giving effect to such Subordinate Voting Share Reorganization; and

(B) the denominator shall be the number of Subordinate Voting Shares of Parent outstanding immediately after giving effect to such Subordinate Voting Share Reorganization (including, in the case of a distribution of Convertible Securities, the number of Subordinate Voting Shares of Parent that would have been outstanding if such Convertible Securities had been exchanged for or converted into Subordinate Voting Shares of Parent on such date).

To the extent that any adjustment in the Conversion Price occurs pursuant to Section 3(a)(iii) as a result of the fixing by Parent of a record date for the distribution of Convertible Securities, the Conversion Price shall be readjusted after the expiration of any relevant exchange or conversion right to the number of Subordinate Voting Shares of Parent which would then be in effect based upon the number of Subordinate Voting Shares of Parent actually issued and remaining issuable after such expiration.

(b) If, at any time prior to the Convertible Note Maturity Date, Parent fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Subordinate Voting Shares of Parent pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Subordinate Voting Shares of Parent or Convertible Securities within a period of not more than 45 days from such record date at a price per share (or at a conversion price per share) of less than 95.00% of the Current Market Price (as defined below) on such record date (any of such issuance being referred to as a “Rights Offering” and the Subordinate Voting Shares of Parent that may be acquired under the Rights Offering, or upon exchange or conversion of Convertible Securities acquired under the Rights Offering, being referred to as the “Offered Shares”), the Conversion Price shall be adjusted, effective immediately after such record date, by multiplying the Conversion Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the sum of:

(A) the total number of Subordinate Voting Shares of Parent outstanding as of the record date for the Rights Offering; and

(B) a number equal to the quotient obtained by dividing the aggregate price of the Offered Shares (consisting of the product of either (1) the number of Offered Shares and the subscription or purchase price for each Offered Share or (2) the maximum number of Offered Shares for or into which Convertible Securities may be exchanged or converted and the conversion price for each Offered Share) by the Current Market Price of the Subordinate Voting Shares of Parent on the record date; and

(ii) the denominator of which shall be the number of Subordinate Voting Shares of Parent which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange or conversion into Subordinate Voting Shares of Parent of all Convertible Securities issued upon exercise of such rights, options or warrants, if any).

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 3(b) as a result of Parent fixing a record date for a Rights Offering, the Conversion Price shall be readjusted based on the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually issued and delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Offered Shares owned by or held for the account of Parent shall be deemed not to be outstanding for the purpose of any computation made pursuant to this Section 3(b).

(c) If, at any time prior to the Convertible Note Maturity Date, Parent issues or distributes to all or substantially all the holders of its outstanding Subordinate Voting Shares of Parent:

(i) shares of Parent of any class other than Subordinate Voting Shares of Parent;

(ii) rights, options or warrants (excluding rights, options or warrants subject to Section 3(b));

(iii) evidences of indebtedness; or

(iv) any other cash, securities or other property or assets;

and such issuance or distribution does not constitute a dividend paid in the ordinary course or does not result in an adjustment pursuant to Section 3(a) or 3(b) (any such event being referred to as a “Special Distribution”), the Conversion Price shall be adjusted, effective immediately after the record date on which the holders of Subordinate Voting Shares of Parent are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on the record date by a fraction:

(A) the numerator of which shall be the difference between: (1) the product of the number of Subordinate Voting Shares of Parent outstanding on the record date and the Current Market Price on such record date, and (2) the aggregate fair market value, as determined by the Board acting reasonably and in good faith of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

(B) the denominator of which shall be the product of the number of Subordinate Voting Shares of Parent outstanding on the record date and the Current Market Price on such record date.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 3(c) as a result of Parent fixing a record date for a Special Distribution, the Conversion Price shall be readjusted based on the shares, rights, options, warrants, evidences of indebtedness or other assets actually distributed or the number of Subordinate Voting Shares of Parent or Convertible Securities actually delivered upon the exercise of rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Subordinate Voting Shares of Parent owned by or held for the account of Parent shall be deemed not to be outstanding for the purpose of any computation made pursuant to Section 3(c).

(d) If, at any time prior to the Convertible Note Maturity Date, any adjustment in the Conversion Price shall occur as a result of the operation of Sections 3(a), 3(b) and 3(c), then the number of Subordinated Voting Shares of Parent issuable upon conversion of this Note shall be simultaneously adjusted by multiplying the number of Subordinated Voting Shares of Parent issuable upon conversion of this Note in effect immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Conversion Price, in each case, subject to readjustment upon the operation of, and in accordance with, the provisions of Sections 3(a), 3(b) and 3(c).

(e) If, at any time prior to the Convertible Note Maturity Date, there is any:

(i) reclassification or redesignation of the Subordinate Voting Shares of Parent or a change, exchange or conversion of the Subordinate Voting Shares of Parent into or for other shares or securities or property or any other capital reorganization (other than a Subordinate Voting Share Reorganization);

(ii) a consolidation, amalgamation, arrangement or merger of Parent with or into any other Person or a compulsory acquisition under applicable law following the successful completion of a take-over bid which results in the cancellation, reclassification or redesignation of the Subordinate Voting Shares of Parent or a change, exchange or conversion of the Subordinate Voting Shares of Parent into or for other shares or securities or property; or

(iii) the transfer of all or substantially all the property and assets of Parent, directly or indirectly, to another Person (other than a directly or indirectly wholly owned subsidiary of Parent),

(any of such events being herein referred to as “Capital Reorganization”), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, Lender shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon conversion of this Note, in lieu of the number of Subordinated Voting Shares of Parent to which Lender was theretofore entitled upon conversion of this Note, the kind and aggregate number of shares or other securities or property of Parent or the Person resulting from such Capital Reorganization that Lender would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, Lender had been the registered holder of the number of Subordinated Voting Shares of Parent to which Lender was theretofore entitled upon conversion of this Note. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Note with respect to the rights and interests thereafter of Lender to the end that the provisions set forth in this Note shall thereafter correspondingly be made applicable, as nearly as may be reasonably possible, with respect to any shares, other securities or property to which Lender be is entitled on the conversion of this Note.

(f) The following rules and procedures shall be applicable to adjustments made pursuant to this Section 3:

(i) The adjustments provided in this Section 3 shall be cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur. No adjustment of the Conversion Price shall be required under Sections 3(a), 3(b) and 3(c) unless such adjustment would result in a change of at least 1.00% in the Conversion Price then in effect; provided that any adjustments which by reason of this Section 3(f)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(ii) Notwithstanding anything in this Section 3, no adjustment shall be made under this Section 3 if the issue of Subordinate Voting Shares of Parent, rights, options, warrants or Convertible Securities is being made pursuant to this Note or any stock option, stock purchase, restricted share plan or other equity compensation plan in force as at the date of this Note for directors, officers, employees, consultants or other service providers of Parent or to satisfy existing instruments issued and outstanding as at the date of this Note.

(iii) No adjustment shall be made under this Section 3 if Lender is entitled to participate in any event described in this Section 3 on the same terms mutatis mutandi as if Lender had converted this Note prior to or on the effective date or record date, as the case may be, of such event, subject to the prior consent of the CSE or any other stock exchange on which the Subordinate Voting Shares of Parent are then listed.

(iv) If Parent, after the date hereof, shall take any action affecting the Subordinate Voting Shares of Parent other than the actions described in this Section 3 which, in the reasonable opinion of the Board of Directors of Parent (acting in good faith), would materially affect the rights of Lender, then either or both of the Conversion Price and the number of Subordinated Voting Shares of Parent which are to be received upon the conversion of this Note shall be adjusted in such manner, if any, and at such time, by action of the members of the Board of Directors of Parent, in their discretion as they may reasonably determine to be equitable to Lender in such circumstances, subject to the prior consent of the CSE or any other exchange on which the Subordinate Voting Shares of Parent are then listed; and provided that no such action shall be taken unless and until Lender has been provided with notice of such proposed action and the consequences thereof.

(v) If Parent shall set a record date to determine holders of Subordinate Voting Shares of Parent for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price or the number of Subordinate Voting Shares of Parent issuable upon conversion of this Note shall be required by reason of the setting of such record date.

(vi) In any case in which this Section 3 shall require that an adjustment shall be made effective immediately after a record date for an event specified herein, Parent may defer, until the occurrence of such event: (A) issuing to Lender, to the extent that this Note is being converted after such record date and before the occurrence of such event, the additional Subordinate Voting Shares of Parent or other securities issuable upon such conversion by reason of the adjustment required by such event, and (B) delivering to Lender, or to such other Person or Persons as designated by Lender, any distribution declared with respect to such additional Subordinate Voting Shares of Parent or other securities after such conversion date and before such event; provided, however, that, upon request by Lender, Parent shall deliver to Lender an appropriate instrument evidencing the right of Lender upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price or the additional Subordinate Voting Shares of Parent or other securities issuable upon such conversion by reason of the adjustment and to any distributions declared with respect to such additional Subordinate Voting Shares of Parent or other securities issuable upon conversion of this Note.

(vii) At least 20 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of Lender under this Note, Parent shall deliver to Lender a certificate specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If the notice has been provided and the adjustment is not then determinable, Parent shall promptly, after the adjustment is determinable, deliver to Lender a certificate providing the computation of the adjustment. Parent hereby covenants and agrees that Parent will not take any action which might deprive Lender of the opportunity of exercising the right of conversion contained in this Note, during such 20-day period.

(viii) In the event of any question relating to the adjustments provided for in this Section 3, such question shall be conclusively determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of Parent and Lender, and they shall have access to all necessary records of Parent and such determination shall be binding upon Parent and Lender, absent manifest error, with Parent being responsible for all fees and expenses payable to such firm.

(g) For purposes of this Section 3, “Current Market Price” means, at any date of determination, the average closing price of the Subordinate Voting Shares of Parent on the CSE (and in such case translated into Dollars using the daily average exchange rate reported by the Bank of Canada as of such date) for the 10 consecutive trading days immediately prior to such date of determination or, if the Subordinate Voting Shares of Parent are not listed on the CSE, then on such other stock exchange or over-the-counter market on which the Subordinate Voting Shares of Parent are then listed; provided that, if there is no market for the Subordinate Voting Shares of Parent, then the Current Market Price in respect of a Subordinate Voting Share of Parent shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of Parent and Lender, with Parent being responsible for all fees and expenses payable to such firm.

4. Legends. Any certificate representing the Subordinate Voting Shares of Parent issued upon the conversion of this Note will bear the following legend (the “Canadian Legend”):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [Insert 4 months and 1 day after the date of this Note].

Any certificate representing the Subordinate Voting Shares of Parent will also bear the following legend (the “U.S. Legend”):

“THE SUBORDINATE VOTING SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN, HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS. SUBORDINATE VOTING SHARES MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

provided that, at any time subsequent to the date which is four months and one day after the date of this Note, any certificate representing such Subordinate Voting Shares may be exchanged for a certificate bearing no Canadian Legend but such certificate shall continue to bear the U.S. Legend until it is removed in accordance with Applicable Securities Legislation. If requested by Lender, Parent shall use commercially reasonable efforts to (a) cause the removal of the restrictive legends from any such Subordinate Voting Shares being sold under the Registration Statement or pursuant to Rule 144 under the Securities Act at the time of sale of such Subordinate Voting Shares and (b) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (a) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from Lender as reasonably requested by the transfer agent or reasonably required under securities laws for the removal of legends and issuance of related opinion letters, establishing that restrictive legends are no longer required.

5. Maturity. Unless this Note has been previously converted in accordance with the terms of Section 2(a), the entire outstanding principal amount plus all PIK Interest accruing at the Convertible Note PIK Interest Rate with respect to the Convertible Note Loans made by Lender and all other unpaid accrued interest thereon shall become fully due and payable on the Convertible Note Maturity Date.

6. Representations, Warranties and Covenants. With respect to the conversion of this Note, Parent hereby represents, covenants and agrees:

(a) This Note is, and any Convertible Note issued in substitution for or in replacement of this Note shall be, upon issuance, duly authorized and validly issued.

(b) All Subordinate Voting Shares of Parent issuable upon the conversion of this Note pursuant to the terms hereof shall be, upon issuance, and Parent shall take all such actions as may be necessary or appropriate in order that such Subordinate Voting Shares of Parent are, validly issued, fully paid and non-assessable, and free and clear of all taxes, liens and charges.

(c) Parent shall take all such actions as may be necessary to ensure that all such Subordinate Voting Shares of Parent are issued without violation by Parent of any applicable law or governmental regulation (including Applicable Securities Legislation) or any rules and policies of the CSE or such other stock exchange on which the Subordinate Voting Shares of Parent are then listed at the time of conversion of this Note. Lender shall reasonably cooperate with Parent in connection with any such actions, provided that any failure to do so shall not be a breach of this Note or permit Parent to not comply with this Note.

(d) Parent shall use its best efforts to maintain the listing and posting for trading of its Subordinate Voting Shares on the CSE or such other stock exchange upon which the Subordinate Voting Shares of Parent are then listed at the time of conversion of this Note.

(e) Parent shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Subordinate Voting Shares of Parent upon the conversion of this Note; provided that Parent shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Subordinate Voting Shares of Parent to any Person other than Lender, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to Parent the amount of any such tax, or has established to the satisfaction of Parent that such tax has been paid. Lender shall be solely responsible for any taxes or other governmental charges that may be imposed on Lender’s income in connection with the issuance or delivery of Subordinate Voting Shares of Parent issued and delivered to Lender.

7. Representations of Lender. In connection with the execution and delivery of this Note, Lender specifically represents, as of the date hereof, to Parent by acceptance of this Note as follows:

(a) Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is (a) an “accredited investor” for the purposes of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Regulators, and (b) acquiring the Subordinate Voting Shares as principal and is not resident in British Columbia for the purposes of BC Instrument 72-305 – Distribution of Securities Outside of British Columbia. Lender is acquiring this Note and the Subordinate Voting Shares of Parent to be issued upon the conversion hereof for investment for its own account, as principal, and not with a view towards, or for resale in connection with, the public sale or distribution of this Note or the Subordinate Voting Shares of Parent, except pursuant to sales registered or exempted under the Securities Act and Applicable Securities Legislation.

(b) Lender understands and acknowledges that this Note and the Subordinate Voting Shares of Parent to be issued upon the conversion hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Lender represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c) Lender acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note and the Subordinate Voting Shares of Parent. Lender has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of this Note and the business, properties, prospects and financial condition of Parent.

Concurrently with any notice to Parent given under Section 2(a), Lender shall provide a Representation Letter to Parent.

8. Registration; Reservation of Subordinate Voting Shares of Parent.

(a) The Subordinated Voting Shares of Parent acquired pursuant to the conversion described in Section 2 shall be registered as provided in Section 8.20(a) of the Credit Agreement.

(b) So long as this Note remains outstanding, Parent shall at all times reserve and keep available out of its authorized but unissued Subordinate Voting Shares of Parent, solely for the purpose of issuance upon the conversion of this Note, the maximum number of Subordinate Voting Shares of Parent issuable upon the conversion of this Note in order to enable Parent to meet its obligations hereunder. Parent shall take all such actions as may be necessary or appropriate in order that Parent may validly and legally issue fully paid and non-assessable Subordinate Voting Shares of Parent upon the conversion of this Note without violating Parent’s governing documents, any agreements to which Parent is a party on the date thereof, any requirements of any securities exchange upon which shares of any securities of Parent may be listed or any applicable laws or regulations. If at any time prior to Convertible Note Maturity Date the number and kind of authorized but unissued shares of the Subordinate Voting Shares of Parent shall not, for any reason, be sufficient to permit conversion in full of this Note, Parent will promptly take such corporate action as may be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

9. Notation of Convertible Notes. All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and the date thereof may be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Borrowers to make the payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

10. Costs of Collection. Borrowers hereby, jointly and severally, promise to pay all costs of collection, including attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.

11. Time is of the Essence. Time is of the essence in this Note.

12. Benefit of Credit Documents. This Note evidences Lender’s portion of the Convertible Note Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Note is secured by and is also entitled to the benefits of the Credit Documents to the extent provided therein and any other agreement or instrument providing collateral for the Loans, whether now or hereafter in existence, and any filings, instruments, agreements and documents relating thereto and providing collateral for the Loans.

13. Joint and Several Liability. The liabilities of Borrowers and of any endorser of this Note are joint and several, provided, however, the release by any Agent, Lender or any of the other Lenders (as defined in the Credit Agreement) of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to Borrowers and any endorser is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

14. Credit Documents. This Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered as set forth in the Credit Agreement.

15. GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

16. Incorporation by Reference. Sections 12.05, 12.13 and 12.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if such Sections were set forth in full herein.

17. Headings. The headings of this Note are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

18. Successors and Assigns. This Note shall be binding upon Borrowers, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of Lender and its successors, endorsees, and assigns. As a condition of any transfer of this Note, an ownership interest in this Note or any conversion rights under this Note, the Lender or other holder must either, at the option of the Lender or such other holder, deliver a legal opinion, or other evidence reasonably satisfactory to Parent, confirming the existence of an exemption from the registration requirements of the Securities Act and any state securities laws, in each case, applicable to such transfer.

19. Counterparts.

(a) This Note may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Note will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Administrative Agent by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (e.g., “pdf,” “tif” or DocuSign) format shall be effective as delivery of a manually executed counterpart of this Note. No party hereto shall raise the use of digital imaging, DocuSign or electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

(b) The words “execution,” “signed,” “signature,” and words of like import in this Note shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, any other similar state laws based on the Uniform Electronic Transactions Act, Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), or any other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

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IN WITNESS WHEREOF, this Convertible Note is executed under seal as of the date first set forth above.

BORROWERS:

GOODNESS GROWTH HOLDINGS, INC.

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH, INC.

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH OF MINNESOTA, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH OF NEW YORK LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

MARYMED LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

RESURGENT BIOSCIENCES, INC.

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

Convertible Note

VIREO HEALTH OF PUERTO RICO, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH DE PUERTO RICO LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

XAAS AGRO, INC.

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH OF NEVADA I, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

MJ DISTRIBUTING C201, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

MJ DISTRIBUTING P132, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH OF ARIZONA, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

Convertible Note

ELEPHANT HEAD FARM, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

RETAIL MANAGEMENT ASSOCIATES, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH OF MASSACHUSETTS, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VERDANT GROVE, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

MAYFLOWER BOTANICALS, INC.

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO HEALTH OF NEW MEXICO, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

VIREO OF CHARM CITY, LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

EHF CULTIVATION MANAGEMENT LLC

By:
	Name:	Joshua Rosen
	Title:	Chief Executive Officer

Convertible Note

Loan Schedule

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By: